Registration No. 333-

As filed with the Securities and Exchange Commission on August 10, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

McGRATH RENTCORP

(Exact name of Registrant as specified in its charter)

California	94-2579843
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5700 Las Positas Road

Livermore, CA 94551-7800

(Address of principal executive offices and zip code)

McGrath RentCorp Employee Stock Ownership and 401(k) Plan

(Full title of the plan)

Randle F. Rose

Senior Vice President, Chief Administrative Officer and Secretary

McGrath RentCorp

5700 Las Positas Road

Livermore, CA 94551-7800

(925) 606-9200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Andrew D. Thorpe

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

(415) 268-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum Offering price per share(3)	Proposed maximum aggregate offering price(4)	Amount of registration fee
Common Stock, no par value	1,000,000	$23.82	$23,820,000	$2,730

(1)	Represents the estimated number of shares that may be acquired by the Trustee under the McGrath RentCorp Employee Stock Ownership and 401(k) Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.
(2)	Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement contains an indeterminate amount of interests to be offered or sold pursuant to the Plan.
(3)	Calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low reported sales prices on the Nasdaq Global Market on August 3, 2012.
(4)	The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.	Plan Information

The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplement pursuant to Rule 424.

Item 2.	Registration Information and Employee Plan Annual Information

The reports referenced in Item 3 of Part II of this registration statement are available without charge, upon written or oral request. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. In addition, all other documents required to be delivered to employees pursuant to Rule 428(b) are available without charge, upon written or oral request. Requests for such copies should be directed to our Corporate Secretary at:

McGrath RentCorp

5700 Las Positas Road

Livermore, CA 94551-7800

(925) 453-3425

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission, are hereby incorporated by reference into this registration statement:

a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Commission on February 29, 2012;

b)	Our Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2012, filed with the Commission on May 3, 2012, and June 30, 2012, filed with the Commission on July 31, 2012;

c)	Our Current Reports on Form 8-K, filed with the Commission on June 12, 2012 and June 18, 2012; and

d)	Our Registration Statement on Form 8-A (No. 00-013292), filed with the Commission on March 18, 1985, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which describes the terms, rights and provisions applicable to our outstanding common stock.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 317 of the California Corporations Code authorizes a court to award, or a corporation’s Board of Directors to grant, indemnity to directors and officers who are parties or are threatened to be made parties to any proceeding (with certain exceptions) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation. This indemnification is not exclusive to the extent additional rights are authorized in a corporation’s articles of incorporation. Section 317 also does not extend to acts or omissions of a director in his capacity as an officer. Further, Section 317 has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to our shareholders for any violation of a director’s fiduciary duty to us or our shareholders.

Section 204 of the California Corporations Code provides that a corporation may limit the liability of its directors, by indemnification or otherwise, in its articles of incorporation, but this limitation on liability has no effect on a director’s liability for (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (vi) any transaction involving an unlawful conflict of interest between the director and the corporation under California law, and (vii) any transaction that constitutes an illegal distribution or dividend under California law.

Our Articles of Incorporation eliminates the liability of each of our directors for monetary damages to the fullest extent permissible under California law. Our Articles of Incorporation and our Amended and Restated Bylaws further authorize us to indemnify our agents (including officers and directors) to the maximum extent permitted by California law and subject to the limitations under Section 204 of the California Corporations Code.

We have entered into agreements to indemnify our directors and executive officers in addition to the indemnification provided for in our Articles of Incorporation and Amended and Restated Bylaws. These agreements require us to indemnify our officers or directors against expenses and, in certain cases, judgments, settlements or other payments incurred by the officer or director in suits brought by us, derivative actions brought by shareholders and suits brought by other third parties. Indemnification has been granted under these agreements to the fullest extent permitted under California law in situations where the officer or director is made, or threatened to be made, a party to the legal proceeding because of his or her service as our officer or director.

The foregoing summaries are necessarily subject to the complete text of the California Corporations Code, our Articles of Incorporation, all amendments thereto, our Amended and Restated Bylaws and the agreements referred to above and are qualified in their entirety by reference thereto.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Pursuant to Item 8(a), the shares of our common stock registered hereby will be purchased through open-market transactions. Therefore, an opinion regarding the legality of the securities is not required.

The Registrant has submitted or will submit the Plan and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify such plans under Section 401 of the Internal Revenue Code of 1986, as amended.

The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit Number	Description

4.1	Articles of Incorporation of McGrath RentCorp (incorporated by reference to Exhibit 19.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1988 filed with the Commission on August 14, 1988).

4.2	Amendment to Articles of Incorporation of McGrath RentCorp (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 33-39633) filed with the Commission on March 28, 1991).

4.3	Amendment to Articles of Incorporation of McGrath RentCorp (incorporated by reference to Exhibit 3.1.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Commission on March 31, 1998).

4.4	Amended and Restated By-Laws of McGrath RentCorp, as amended and restated on July 26, 2010 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 filed with the Commission on November 1, 2010).

4.5*	McGrath RentCorp Employee Stock Ownership and 401(k) Plan.

23.1*	Consent of Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (provided on the signature page to this Registration Statement).

*	Filed herewith.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the undersigned Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livermore, State of California, on August 10, 2012.

MCGRATH RENTCORP

by:	/s/ Keith E. Pratt
KEITH E. PRATT
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis C. Kakures and Keith E. Pratt as his or her true and lawful attorneys-in-fact and agents with the powers of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or his and her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ William J. Dawson WILLIAM J. DAWSON	Director	August 10, 2012

/s/ Robert C. Hood ROBERT C. HOOD	Director	August 10, 2012

/s/ Dennis C. Kakures DENNIS C. KAKURES	Chief Executive Officer, President and Director (Principal Executive Officer)	August 10, 2012

/s/ Robert P. McGrath ROBERT P. McGRATH	Chairman Emeritus	August 10, 2012

/s/ Keith E. Pratt KEITH E. PRATT	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 10, 2012

/s/ M. Richard Smith M. RICHARD SMITH	Director	August 10, 2012

/s/ Dennis P. Stradford DENNIS P. STRADFORD	Director	August 10, 2012

/s/ David M. Whitney DAVID M. WHITNEY	Vice President and Controller (Principal Accounting Officer)	August 10, 2012

/s/ Ronald H. Zech RONALD H. ZECH	Chairman of the Board of Directors	August 10, 2012

EXHIBIT INDEX

Exhibit Number	Description

4.1	Articles of Incorporation of McGrath RentCorp (incorporated by reference to Exhibit 19.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1988 filed with the Commission on August 14, 1988).

4.2	Amendment to Articles of Incorporation of McGrath RentCorp (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 33-39633) filed with the Commission on March 28, 1991).

4.3	Amendment to Articles of Incorporation of McGrath RentCorp (incorporated by reference to Exhibit 3.1.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Commission on March 31, 1998).

4.4	Amended and Restated By-Laws of McGrath RentCorp (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 filed with the Commission on November 1, 2010).

4.5*	McGrath RentCorp Employee Stock Ownership and 401(k) Plan.

23.1*	Consent of Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (provided on the signature page to this Registration Statement).

*	Filed herewith.